EXHIBIT 13

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to the statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

LENADO CAPITAL ADVISORS, LLC

By:	/s/ Nikos Hecht
Name: Nikos Hecht
Title: Managing Member

LENADO PARTNERS, SERIES A OF LENADO CAPITAL PARTNERS, L.P.

By:	LENADO CAPITAL, LLC
Its general partner

By:	/s/ Nikos Hecht
Name: Nikos Hecht
Title: Sole Member of the Managing Member

LENADO CAPITAL, LLC

By:	/s/ Nikos Hecht
Name: Nikos Hecht
Title: Sole Member of the Managing Member

SPV UNO, LLC

By:	/s/ Nikos Hecht
Name: Nikos Hecht
Title: Managing Member

SPV QUATRO, LLC

By:	/s/ Nikos Hecht
Name: Nikos Hecht
Title: Managing Member

LENADO DP, SERIES A OF LENADO DP, L.P.

By:	Lenado Capital LLC
Its general partner

By:	/s/ Nikos Hecht
Name: Nikos Hecht
Title: Managing Member

/s/ Nikos Hecht
Nikos Hecht